Exhibit 4.8

AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

THIS AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT, dated as of April 21, 2008 (this “Agreement”), is by and among AGA MEDICAL HOLDINGS, INC., a Delaware corporation (the “Company”), WELSH, CARSON, ANDERSON & STOWE IX, L.P., a Delaware limited partnership (“WCAS”), WCAS CAPITAL PARTNERS IV, L.P., a Delaware limited partnership (“WCAS CP IV”), and each of the other individuals and entities from time to time named on Schedule I hereto under the heading “WCAS Investors” (together with WCAS IX and WCAS CP IV, each a “WCAS Investor” and collectively, the “WCAS Investors”), FRANCK L. GOUGEON (“Gougeon”), GOUGEON SHARES, LLC, a Minnesota limited liability company (the “Gougeon LLC”), and THE FRANCK L. GOUGEON REVOCABLE TRUST UNDER AGREEMENT DATED JUNE 28, 2006 (together with Gougeon and the Gougeon LLC, the “Gougeon Investors”).  The WCAS Investors and the Gougeon Investors are referred to herein, each as an “Investor” and collectively, as the “Investors”.

RECITALS

WHEREAS, the Investors are, as of the date hereof, all the stockholders of the Company;

WHEREAS, certain of the WCAS Investors, Gougeon and the Company are each party to that certain Registration Rights Agreement, dated as of July 25, 2005 (as amended through the date hereof, the “Prior Agreement”);

WHEREAS, the parties hereto wish to enter into this Agreement to amend, restate and supersede in its entirety, the Prior Agreement, to provide for, among other things, certain rights of the Investors in respect of their shares of Registrable Stock (as hereinafter defined), and certain other matters.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, the parties hereto hereby agree to amend and restate the Prior Agreement in its entirety to provide as follows:

SECTION 1.  Certain Definitions.  For purposes of this Agreement, the following terms have the meanings set forth below:

“Class A Common Stock” means the Class A Common Stock, par value $0.01 per share, of the Company.

“Commission” means the Securities and Exchange Commission, or any other federal agency at the time administering the Securities Act.

“Common Stock” means the Common Stock, par value $0.01 per share, of the Company.

“Exchange Act” means the Securities Exchange Act of 1934, or any successor federal statute, and the rules and regulations of the Commission thereunder, as the same may be amended from time to time.

“IPO Date” means the date on which Common Stock shall have been first sold to the public in a Public Offering.

“Public Offering” means the sale of shares of Common Stock to the public pursuant to an effective registration statement (other than a registration statement on Form S-4 or S-8 or any successor form) filed under the Securities Act.

“Registrable Stock” means, at any time, (x) all shares of Common Stock now or hereafter held by the Investors, including all shares from time to time issued or issuable upon the conversion, exercise or exchange of any securities directly or indirectly convertible into or exercisable or exchangeable for Common Stock, that are now or hereafter held by the Investors, including the Series A Preferred Stock and Class A Common Stock (it being understood that, with respect to any determination hereunder of the number of shares of Registrable Stock at any time held by one or more Investors, all such shares of Common Stock that are issuable upon any such conversion, exercise or exchange shall be deemed to have been issued at the time of such determination) and (y) any shares of Common Stock issuable with respect to the foregoing by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise.  As to any particular Registrable Stock, such shares shall cease to be Registrable Stock (i) when a registration statement with respect to the sale of such shares shall have been declared effective under the Securities Act and such shares shall have been disposed of in accordance with such registration statement, (ii) when such shares shall have been sold pursuant to Rule 144 (or any successor provision) under the Securities Act, (iii) when, with respect to the holder thereof, all such shares held by such holder become eligible for sale under Rule 144 of the Securities Act (or any similar or successor rule), (iv) when such shares shall have been otherwise transferred and new certificates for such shares properly not bearing a legend restricting further transfer shall have been delivered by the Company or (v) when such shares cease to be outstanding.

“Securities Act” means the Securities Act of 1933, or any successor federal statute, and the rules and regulations of the Commission thereunder, as the same may be amended from time to time.

“Series A Preferred Stock” means the Series A Convertible Preferred Stock, par value $0.001 per share, of the Company.

SECTION 2.  Registration Rights.

(a)           Demand Registration Rights.  Subject to the conditions and restrictions set forth in this Section 2, if the Company shall at any time from and after the IPO Date be requested by WCAS or Gougeon (the Investor that makes such request, being the “Initiating Investor”) in a writing that states the number of shares of Registrable Stock to be sold and the intended method of disposition thereof (each such written request, a “Demand Request”), to effect a registration under the Securities Act of all or any portion of the Registrable Stock then held by the Investors, the Company shall promptly notify in writing (each such notice, a “Demand Registration Notice”) each other Investor who holds Registrable Stock of such proposed registration and shall use its commercially reasonable efforts to register under the Securities Act (each such registration, a “Demand Registration”), for public sale in accordance with the method of disposition specified in such Demand Request, the number of shares of Registrable Stock specified in such Demand Request (plus the number of shares of Registrable Stock specified in any written request for registration of shares of Registrable Stock that is received from each other Investor receiving the Demand Registration Notice within 20 days after receipt by such other Investor of such Demand Registration Notice).  In addition, with the written consent of the Initiating Investor, the Company shall be entitled to include in any Demand Registration, for sale in accordance with the method of disposition specified by the Initiating Investor, shares of Common Stock to be sold by the Company for its own account or for the account of other holders.  In the event that the proposed method of disposition specified by the Initiating Investor shall be an underwritten public offering, (i) the managing underwriter shall be selected by the Initiating Investor, subject to the approval of the Company, not to be unreasonably withheld, conditioned or delayed, and (ii) the number of shares of Registrable Stock to be included in such an offering shall be included in such offering on the same terms and conditions as the shares otherwise being sold through underwriters under such registration and may be reduced if and to the extent that, in the good faith opinion of the managing underwriter of such offering, inclusion of all shares would adversely affect the marketing (including the offering price) of the Registrable Stock to be sold, and, in the case of any such reduction, shares shall be included in such offering to the extent so permissible on the following basis: (A) with respect to any Demand Registration where WCAS is the Initiating Investor (1) first, all Registrable Stock proposed to be included by the WCAS Investors shall be included (subject to pro rata reduction among the WCAS Investors seeking to include Registrable Stock in such offering based on the number of such shares of Registrable Stock held by the WCAS Investors), (2) second, all Registrable Stock proposed to be included by the Investors other than WCAS Investors shall be included (subject to pro rata reduction among such Investors other than the WCAS Investors seeking to include Registrable Stock in such offering based on the number of such shares of Registrable Stock held by such other Investors)  and (3) third, to the extent provided above, Common Stock proposed to be included by the Company for the account of the Company or other stockholders of the Company shall be included; and (B) with respect to any Demand Registration where Gougeon is the Initiating Investor (1) first, all Registrable Stock proposed to be included by the Gougeon Investors shall be included (subject to pro rata reduction among the Gougeon Investors seeking to include Registrable Stock in such offering based on the number of such shares of Registrable Stock held by the Gougeon Investors), (2) second, all Registrable Stock proposed to be included by the Investors other than the Gougeon Investors shall be included (subject to pro rata reduction among such Investors other than the Gougeon Investors seeking to include Registrable Stock in such offering based on the number of such shares of Registrable Stock held by such other Investors) and (3) third, to the extent provided above, Common Stock proposed to be included by the Company for the account of the Company or other stockholders of the Company shall be included.  The Company shall abandon any Demand Registration upon the request of the

Initiating Investor and neither the Company nor such Initiating Investor shall have any liability to any Investor with respect to such abandonment.

(b)           Short-Form Registration Qualification.  From and after the IPO Date, the Company shall use its commercially reasonable efforts to qualify under the provisions of the Securities Act, and thereafter, to continue to qualify at all times, for registration on Form S-3 or any successor thereto. In the event the Company fails to so qualify, the Company shall be required to effect Demand Registrations on Form S-1 or any successor thereto to the same extent as the Company would be required to effect Demand Registrations on Form S-3 or any successor thereto.

(c)           Certain Provisions Relating to Demand Registrations.  In connection with a Demand Registration, the Company shall be obligated to effect such Demand Registration in accordance with the following provisions:

(i)            except for Demand Registrations withdrawn at the request of the Initiating Investor, the obligations of the Company under Section 2(a) above to effect a Demand Registration shall be deemed satisfied only when, subject to the cutback provisions set forth in Section 2(a), a registration statement covering all of the shares of Registrable Stock specified in the applicable Demand Request and in each notice delivered by any other Investor requesting registration of Registrable Stock in response to the Demand Registration Notice for sale in accordance with the intended method of disposition specified by the Initiating Investor in the Demand Request shall have become effective and remained effective through the end of the period of distribution of the registration contemplated thereby (determined as provided in the last paragraph of Section 2(e)); and

(ii)           Without the consent of the Initiating Investor, which will not be unreasonably withheld, conditioned or delayed, the Company will not, and the Investors agree that, subject to Section 2(a), the Company shall not be required to, effect or file for any registration of its Common Stock, whether for its own account or that of other holders, from the date of receipt of a Demand Request until the completion of the period of distribution (determined as provided in the last paragraph of Section 2(e)) of the Registrable Stock covered by the registration statement filed pursuant to such Demand Request.

(d)           Piggyback Registration Rights.  If at any time the Company proposes to register any of its Common Stock or any other equity securities (or other securities convertible into equity securities) of the Company under the Securities Act for sale to the public for cash, whether for its own account or for the account of other security holders or both (other than a Demand Registration or a registration on Form S-4 or Form S-8 promulgated under the Securities Act (or any successor forms thereto) or any other form not available for registering the Registrable Stock for sale to the public), as soon as practicable prior to the filing of such registration statement with the Commission, it will give written notice of its intention to effect such registration (each such notice a “Piggyback Notice”) to (i) if such proposed registration is being made in connection with the Company’s initial Public Offering, each of WCAS, the Gougeon Investors and, unless WCAS elects to waive its rights under this Section 2(d) as provided below with respect to such registration within ten days of receiving its Piggyback

Notice, the other Investors or (ii) if such proposed registration is to occur after the IPO Date, to each Investor.  Upon the written request of any Investor, given within 20 days after the giving of the Piggyback Notice to such Investor entitled to receipt thereof, to register any of its Registrable Stock (which request shall state the number of shares of Registrable Stock to be so registered and the intended method of disposition thereof), the Company will use its commercially reasonable efforts to cause the Registrable Stock, as to which registration shall have been so requested, to be included in the securities to be covered by the registration statement proposed to be filed by the Company, all to the extent required to permit the sale or other disposition by such Investor of such Registrable Stock so registered; provided, that nothing herein shall prevent the Company from abandoning or delaying such registration at any time.  Notwithstanding anything to the contrary contained herein, in connection with any registration statement to be filed prior to the IPO Date, if WCAS elects to waive its rights under this Section 2(d) with respect to such registration and the related initial Public Offering, such waiver shall be effective as a waiver of the rights of all Investors other than the Gougeon Investors under this Section 2(d) with respect to such registration and offering.  In the event that any registration referred to in this Section 2(d) shall be, in whole or in part, an underwritten public offering, such Registrable Stock shall be included in the underwriting on the same terms and conditions as the shares otherwise being sold through underwriters under such registration.  The number of shares of Registrable Stock to be included in such an underwritten offering may be reduced if and to the extent that, in the good faith opinion of the managing underwriter of such offering, inclusion of all shares would adversely affect the marketing (including the offering price) of the shares to be sold, and, in the case of any such reduction, shares shall be included in such offering to the extent so permissible on the following basis: (x) in the case of the Company’s initial Public Offering (1) first, all shares proposed to be included by the Company for the account of the Company shall be included, (2) second, all Registrable Stock proposed to be included by the Gougeon Investors shall be included (subject to pro rata reduction among the Gougeon Investors seeking to include Registrable Stock in such offering based on the number of such shares of Registrable Stock held by the Gougeon Investors) up to an amount of Registrable Stock that can be sold in such Public Offering for an aggregate $105,000,000, (3) third, all Registrable Stock proposed to be included by the WCAS Investors shall be included (subject to pro rata reduction among the WCAS Investors seeking to include Registrable Stock in such offering based on the number of such shares of Registrable Stock held by the WCAS Investors) up to an amount of Registrable Stock that can be sold in such Public Offering for an aggregate of $105,000,000 (subject to adjustment to give effect to any shares of Registrable Stock distributed by WCAS and WCAS CP IV to their respective partners prior to such Public Offering), (4) fourth, all Registrable Stock proposed to be included by the Investors that have not been otherwise included shall be included (subject to pro rata reduction among the Investors seeking to include Registrable Stock in such offering based on the number of such shares of Registrable Stock held by such Investors) and (5) finally, Common Stock proposed to be included by the Company for the account of other stockholders of the Company shall be included, and (y) in the case of any subsequent Public Offering (1) first, all shares proposed to be included by the Company for the account of the Company shall be included, (2) second, all Registrable Stock proposed to be included by the WCAS Investors shall be included (subject to pro rata reduction among the WCAS Investors seeking to include Registrable Stock in such offering based on the number of such shares of Registrable Stock held by the WCAS Investors) up to an amount of Registrable Stock that can be sold in such Public Offering for an amount equal to the proceeds received by the Gougeon Investors in the

Company’s initial Public Offering less the aggregate amount of proceeds received by the WCAS Investors in respect of Registrable Stock included in previous Public Offerings (subject to adjustment to give effect to any shares Registrable Stock distributed by WCAS and WCAS CP IV to their respective partners prior to such Public Offering, but after the previous Public Offering), (3) third, all Registrable Stock proposed to be included by the Investors that have not been otherwise included shall be included (subject to pro rata reduction among the Investors seeking to include Registrable Stock in such offering based on the number of such shares of Registrable Stock held by such Investors) and (4) finally, Common Stock proposed to be included by the Company for the account of other stockholders of the Company shall be included.

Each Investor agrees to keep any information it receives from the Company pursuant to Section 2(a), including any Demand Registration Notice, and this Section 2(d), including any Piggyback Notice, confidential until it is publicly disclosed or such proposed registration is abandoned.  Each Investor acknowledges that trading on material non-public information is a violation of the U.S. securities laws, and each Investor agrees not to do so in respect of its Registrable Stock.

(e)           Certain Registration Procedures.  If and whenever the Company is required by the provisions of this Section 2 to use its commercially reasonable efforts to effect the registration of Registrable Stock under the Securities Act, the Company will, as expeditiously as possible:

(i)            prepare (and afford the Investors Counsel (as hereinafter defined) reasonable opportunity to review and comment thereon) and file with the Commission a registration statement with respect to such securities and use its commercially reasonable efforts to cause such registration statement to become and remain effective through the end of the period of distribution contemplated thereby (determined as provided in the last paragraph of Section 2(e));

(ii)           prepare (and afford the Investors Counsel reasonable opportunity to review and comment thereon) and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective through the end of period of distribution contemplated thereby (determined as provided in the last paragraph of Section 2(e)) and comply with the provisions of the Securities Act with respect to the disposition of all Registrable Stock covered by such registration statement in accordance with the selling Investors’ intended method of disposition set forth in such registration statement through the end of such period of distribution;

(iii)          furnish to each selling Investor and to each underwriter such number of copies of the registration statement and the prospectus included therein (including each preliminary prospectus) as such persons may reasonably request in order to facilitate the public sale or other disposition of the Registrable Stock covered by such registration statement;

(iv)          use its commercially reasonable efforts to register or qualify the Registrable Stock covered by such registration statement under the securities or blue sky laws of such jurisdictions as the selling Investors, the Investors Counsel or, in the case of an underwritten public offering, the managing underwriter, shall reasonably request; provided, that the Company will not be required to (x) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 2(e)(iv), (y) subject itself to taxation in any such jurisdiction in which it would not otherwise be subject to taxation but for this Section 2(e)(iv) or (z) consent to general service of process in any jurisdiction in which it would not otherwise be subject to general service of process but for this Section 2(e)(iv);

(v)           immediately notify each selling Investor under such registration statement and each underwriter, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus contained in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances then existing, not misleading (and upon receipt of any such notice, each selling Investor agrees to suspend sales of Registrable Stock covered by such prospectus until such time as the Company notifies it that the prospectus (as supplemented or amended) no longer includes any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances then existing, not misleading);

(vi)          use its commercially reasonable efforts (if the offering is underwritten) to furnish, at the request of the selling Investors or the Investors Counsel, on the date that Registrable Stock is delivered to the underwriters for sale pursuant to such registration:  (A) an opinion and/or letter dated such date of counsel representing the Company for the purposes of such registration, addressed to the underwriters and to each selling Investor, and reasonably satisfactory to the underwriters covering substantially the same matters as are customarily covered in opinions and/or letters of issuer’s counsel delivered to underwriters in underwritten public offerings of securities, and (B) a letter dated such date from the independent public accountants retained by the Company, addressed to the underwriters, stating that they are independent public accountants within the meaning of the Securities Act and that, in the opinion of such accountants, the financial statements of the Company included in the registration statement or the prospectus, or any amendment or supplement thereof, comply as to form in all material respects with the applicable accounting requirements of the Securities Act, and such letter shall additionally cover such other financial matters (including information as to the period ending no more than five business days prior to the date of such letter) with respect to the registration in respect of which such letter is being given as such underwriters, the selling Investors or the Investors Counsel may reasonably request; and

(vii)         make available for inspection by the selling Investors, any underwriter participating in any distribution pursuant to such registration statement, the Investors Counsel and any accountant or other agent retained by the selling Investors or such underwriters, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company’s officers, directors and employees to supply all information reasonably requested by the selling Investors, the Investors Counsel or any of such underwriters, attorneys, accountants or agents in connection with such registration statement and permit the selling Investors, the Investors Counsel and such underwriters, attorneys, accountants or agents to participate in the preparation of such registration statement; provided, however, that any information that is designated in writing by the Company, in good faith, as confidential at the time of delivery of such information, shall be kept confidential by such Person unless (i) disclosure of such information is required by court or administrative order, (ii) disclosure of such information, in the opinion of counsel to such Person, is necessary to avoid or correct a misstatement or omission of a material fact in a registration statement, prospectus or any supplement or post-effective amendments thereto or disclosure is otherwise required by law or (iii) such information becomes generally available to the public other than as a result of a disclosure or failure to safeguard such information by such Person.  Without limiting the foregoing, no such information shall be used by any such Person as the basis for any market transactions in securities of the Company or its subsidiaries in violation of applicable law.

For purposes of Sections 2(c), 2(e)(i) and 2(e)(ii) above, the “period of distribution” of Registrable Stock in an underwritten public offering shall be deemed to extend until each underwriter has completed the distribution of all securities purchased by it, and the period of distribution of Registrable Stock in any other registration shall be deemed to extend until the sale of all Registrable Stock covered thereby; provided, that (x) in the case of the Company’s initial Public Offering the period of distribution shall not exceed 180 days after the IPO Date and (y) in the case of any other Public Offering the period of distribution shall not exceed 90 days after the shares are first sold to the public in such offering.

(f)            Information From Selling Investors.  In connection with each registration hereunder, Investors selling Registrable Stock will furnish to the Company in writing such information with respect to themselves and the proposed distribution by them as shall be reasonably necessary in order to assure compliance with federal and applicable state securities laws.

(g)           Underwriting Agreement.  In connection with any registration pursuant to this Section 2 that covers an underwritten public offering, the Company and the Investors selling Registrable Stock each agree to enter into a written agreement with the managing underwriters selected in the manner herein provided in such form and containing such provisions as are customary in the securities business for such an arrangement between major underwriters, selling stockholders and a company of the Company’s size and investment stature; provided, that in the case of any Demand Registration, such agreement shall be reasonably satisfactory to the Initiating Investor.

(h)           Expenses.  The Company will pay all Registration Expenses (as defined below) incurred in complying with Section 2 of this Agreement; provided, however, that the Company will not be required to pay for any Registration Expenses for any Demand Registration if the registration request is subsequently withdrawn at the request of the Initiating Investor, in which event the Initiating Investor will bear such expenses, unless withdrawal is based upon material adverse information concerning the Company of which the Initiating Investor was not aware at the time of such request.  All Selling Expenses (as defined below) incurred in connection with any registered offering of securities that, pursuant to this Section 2, includes Registrable Stock, shall be borne by the participating sellers in proportion to the number of shares sold by each, or by such persons, including the Company if the Company is a seller, as they may agree.  All expenses incident to performance of or compliance by the Company with Section 2 hereof, including all Commission, stock exchange, The NASDAQ Stock Market, Inc. (“Nasdaq”) or the Financial Industry Regulatory Authority (“FINRA”) registration and filing fees (including fees and expenses incurred in connection with the listing of the Common Stock of the Company on any securities exchange or exchanges or Nasdaq), printing, distribution and related expenses, fees and disbursements of counsel and independent public accountants for the Company, all reasonable fees and disbursements of one firm counsel for the Investors selected by the WCAS (or, in the event of a Demand Registration where Gougeon is the Initiating Investor, such counsel shall be selected by Gougeon) (the “Investors Counsel”), all fees and expenses incurred in connection with compliance with state securities or blue sky laws and the rules of the FINRA or any securities exchange and fees of transfer agents and registrars, but excluding any Selling Expenses, are herein called “Registration Expenses”.  All underwriting discounts and selling commissions and transfer taxes applicable to the sale of Registrable Stock are herein called “Selling Expenses”.

(i)            Additional Limitations on the Company’s Registration Obligations.  The Company shall be entitled to defer any registration requested hereunder or to suspend the rights of selling Investors to make sales pursuant to a registration statement otherwise required to be kept effective hereunder if the Company determines in good faith that there exists a material proposed transaction (including any proposed acquisition or disposition) or material corporate development that would be required to be disclosed in such registration statement and the disclosure of which would either have a material adverse effect on such material proposed transaction or material corporate development or the Company; provided, that (i) such delay or suspension shall not continue beyond 90 days after the Company effects such delay or suspension and (ii) the Company’s right to delay or suspend any such registration shall not be exercised more than one time in any 12-month period.  In the case of notice suspending an effective Registration Statement, each Investor will immediately discontinue any sales of Registrable Shares pursuant to such Registration Statement until such Investor has received copies of a supplemented or amended prospectus or until such Investor is advised in writing by the Company that the then-current prospectus may be used and has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in such prospectus.  Without limiting the foregoing, the Company shall not be required to effect any Demand Registration (A) during the period starting with the date 30 days prior to the Company’s good faith estimate of the date of filing of, and ending on the last day of the “period of distribution” (as defined in Section 2(e)) of, a Company initiated registration, and (B) if the Company has previously effected two (2) Demand Registrations requested by such Initiating Investor; provided that any effected Demand Registration in which the Initiating Investor is unable to include at least 75% of the number of shares of Registrable Stock requested in the related Demand Request shall not count toward the number of previously effected Demand Registrations under this clause (B).

SECTION 3.  Indemnification Rights and Obligations In Respect of Registered Offerings of Registrable Stock.

(a)           Company Indemnification of Selling Investors.  In the event of a registration of any of the Registrable Stock under the Securities Act pursuant to Section 2 of this Agreement, the Company will indemnify and hold harmless each seller of Registrable Stock thereunder and each other person, if any, who controls such seller within the meaning of the Securities Act and each underwriter and each person who controls any underwriter within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, (or actions in respect thereof) to which such seller, underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such Registrable Stock was registered under the Securities Act, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (and in the case of any preliminary or final prospectus, in light of the circumstances under which they were made) not misleading, and will reimburse each such seller, each such underwriter and each such controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, that the Company will not be liable in any such case if and to the extent that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by such seller, such underwriter or such controlling person in writing specifically for use in such registration statement or prospectus; provided, further, that the indemnity agreement contained in this Section 3(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld).

(b)           Selling Investor Indemnification of the Company and the Other Selling Stockholders.  In the event of a registration of any of the Registrable Stock under the Securities Act pursuant to Section 2 of this Agreement, each seller of such Registrable Stock thereunder, severally and not jointly, will indemnify and hold harmless the Company and each person, if any, who controls the Company within the meaning of the Securities Act, each officer of the Company who signs the registration statement, each director of the Company, each underwriter and each person who controls any underwriter within the meaning of the Securities Act, and each other seller of Registrable Stock and each person who controls any such other seller of Registrable Stock, against all losses, claims, damages or liabilities, joint or several, (or actions in respect thereof) to which the Company or such officer or director or underwriter or other seller or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement under which such Registrable Stock was registered under the Securities Act, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (and in the case of any preliminary or final prospectus, in light of the circumstances under which they were made) not misleading, and will reimburse the Company and each such officer, director, underwriter, other seller of Registrable Stock and controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, that such seller will be liable hereunder in any such case if and only to the extent that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with information pertaining to such seller, as such, furnished in writing to the Company by such seller specifically for use in such registration statement or prospectus; provided, further, that the liability of each seller hereunder shall be limited to the proceeds (net of underwriting discounts and commissions) received by such seller from the sale of Registrable Stock covered by such registration statement; provided, further, that the indemnity agreement contained in this Section 3(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of such seller of Registrable Stock (which consent shall not be unreasonably withheld).

(c)           Indemnification Procedures.  Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the omission so to promptly notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party other than under this Section 3.  In case any such action shall be brought against any indemnified party and it shall promptly notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel reasonably satisfactory to such indemnified party, and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 3 for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected; provided, that if the defendants in any such action include both the indemnified party and the indemnifying party and, based on the opinion of counsel, the indemnified party shall have reasonably concluded that there may be reasonable defenses available to it which are different from or additional to those available to the indemnifying party, or if, based on the opinion of counsel, the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, the indemnified party shall have the right to select a separate counsel and to assume such legal defenses and otherwise to participate in the defense of such action, with the reasonable expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the indemnifying party as incurred.  Notwithstanding the foregoing, any indemnified party shall have the right to retain its own counsel in any such action, but the fees and disbursements of such counsel shall be at the expense of such indemnified party; provided that such fees and expenses shall be at the expense of the indemnifying party if (i) the indemnifying party shall have failed to retain counsel for the indemnified person as aforesaid or (ii) the indemnifying party and such indemnified party shall have mutually agreed to the retention of such counsel and the payment thereof by the indemnifying party.  It is understood that the indemnifying party shall not, in connection with any action or related actions in the same jurisdiction, be liable for the fees and disbursements of more than one separate firm qualified in such jurisdiction to act as counsel for all indemnified parties.  No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of such indemnified party, which consent shall not be unreasonably withheld, consent to entry of any judgment or enter into any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity was sought hereunder by such indemnified party unless such judgment or settlement includes as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.  The indemnification of underwriters provided for in this Section 3 shall be on such other terms and conditions as are at the time customary and reasonably required by such underwriters as provided in Section 2(g).

(d)           Contribution.  If the indemnification provided for in Sections 3(a) and 3(b) above is unavailable or insufficient to hold harmless an indemnified party under such Sections in respect of any losses, claims, damages or liabilities or actions in respect thereof referred to therein, then each indemnifying party shall in lieu of indemnifying such indemnified party contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or actions in such proportion as appropriate to reflect the relative fault of the Company, on the one hand, and the underwriters or the sellers of such Registrable Stock, on the other, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or actions as well as any other relevant equitable considerations, including the failure to give any notice under Section 3(c) above.  The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact relates to information supplied by the Company, on the one hand, or the underwriters or the sellers of such Registrable Stock, on the other, and to the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The Company and each of the Investors agrees that it would not be just and equitable if contributions pursuant to this Section were determined by pro rata allocation (even if all of the sellers of such Registrable Stock were treated as one entity for such purpose) or by any other method of allocation which did not take account of the equitable considerations referred to above in this Section.  The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or action in respect thereof, referred to above in this Section, shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this Section, the sellers of such Registrable Stock shall not be required to contribute any amount in excess of the amount, if any, by which the total price at which the Registrable Stock sold by each of them was offered to the public exceeds the amount of any damages which they are otherwise required to pay by reason of such untrue or alleged untrue statement or omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act), shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation.

SECTION 4.  Rule 144.  The Company agrees with the Investors that, from and after the IPO Date, it shall file any and all reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the Commission thereunder, or, if the Company is not thereafter required to file any such reports, it shall, upon the written request of any Investor, make publicly available such information as is necessary to permit sales pursuant to Rule 144 under the Securities Act.  Upon the written request of any Investor, the

Company shall promptly furnish to such Investor a written statement by the Company as to its compliance with the reporting requirements set forth in this Section 4.

SECTION 5.  Duration of Agreement.  All provisions of this Agreement shall survive so long as any Investor owns any Registrable Stock and shall terminate with respect to any Investor at such time as it no longer owns any Registrable Stock.  The Company may make a written request of any Investor, at any time or from time to time, that such Investor confirm whether such Investor holds any Registrable Stock.

SECTION 6.  Market Stand-off.  Each Investor hereby agrees that it will not, without the prior written consent of the managing underwriter, during the period commencing on the date of the final prospectus relating to a Public Offering and ending on the date specified by the Company and the managing underwriters (not to exceed 180 days) (i) lend, offer, sell, contract to sell, sell any option or contract to purchase, or otherwise transfer or dispose of, directly or indirectly, and shares of Common Stock or any securities convertible into or exercisable into or exchangeable for Common Stock, or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, regardless of whether the foregoing transactions are to be settled by delivery of Common Stock, securities, cash, or otherwise.  The underwriters in connection with such Public Offering are intended third-party beneficiaries of this Section 6 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto.  The Company may impose stop-transfer restrictions with respect to the Registrable Stock of each Investor or its permitted assigns until the end of such period.

SECTION 7.  Miscellaneous.

(a)           Additional Registration Rights.  Without the consent of WCAS, the Company shall not grant any registration rights to any other person that are inconsistent or conflict with the registration rights granted hereunder.

(b)           Headings.  Headings of sections of this Agreement are inserted for convenience of reference only and shall not affect the interpretation hereof.

(c)           Severability.  Each provision of this Agreement shall be treated as a separate and independent clause, and the unenforceability of any one clause shall in no way impair the enforceability of any of the other clauses contained herein.  If one or more of the provisions contained in this Agreement shall for any reason be held to be unenforceable, such provision or provisions shall be construed by the appropriate judicial body by limiting or reducing it or them, so as to be enforceable to the maximum extent compatible with applicable law, and no other provision hereof shall be affected by such holding, limitation or reduction.

(d)           Benefits of Agreement.  This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns and nothing in this Agreement (except as specified in Section 6), expressed or implied, is intended to confer on any person other than the parties hereto, their respective successors and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.  The rights and obligations of the parties hereto shall not be assigned without the consent of WCAS, in the case of any assignment by the Company, or the Company, in the case of any assignment by any Investor, and any attempted assignment in violation of this Section 7(d) shall be null and void; provided, that any Investor’s rights hereunder are assignable to a transferee in connection with any transfer of Registrable Stock (including by means of transferring securities that are directly or indirectly convertible into or exercisable or exchangeable for Registrable Stock) so long as (i) such transferee expressly agrees to become bound hereby as an “Investor” hereunder pursuant to a written instrument in form and substance reasonably satisfactory to the Company, (ii) notice of such transfer is given to the Company and WCAS, and (iii) the Company consents in writing, which consent shall not be unreasonably withheld, conditioned or delayed; provided, further, that the Company’s consent shall not be required pursuant to clause (iii) if such transferee is (A) in the case of any Investor that is an individual, the Investor’s family member or a trust for the benefit of the Investor, or (B) in the case of any other Investor, a subsidiary, parent, partner, limited partner, retired partner, affiliate or stockholder of the Investor (including in the case of an Investor that is a private equity fund, any side fund, successor fund or predecessor fund of such Investor).

(e)           Entire Agreement; Modification.  This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supercedes all prior agreements and understandings, oral and written, between the parties hereto with respect to the subject matter hereof.  This Agreement may not be modified or amended except by a writing signed by the Company and WCAS; provided, that no provision of this Agreement may be modified or amended in a manner materially adverse to an Investor, other than WCAS (in its capacity as an Investor hereunder), if such modification or amendment affects such Investor disproportionately relative to the other Investors, except with the written consent of such Investor; provided, further, that, notwithstanding the foregoing, upon the written agreement of only the Company and WCAS, additional Investors may be added to this Agreement.  Except as otherwise provided herein, any waiver of any provision of this Agreement must be in a writing signed by the party against whom enforcement of such waiver is sought.

(f)            Notices.  All notices, requests, instructions and other documents that are required to be or may be given or delivered pursuant to the terms of this Agreement shall be in writing and shall be sufficient in all respects if delivered by hand or national overnight courier service, transmitted by facsimile (subject to electronic confirmation of such facsimile transmission) or mailed by registered or certified mail, postage prepaid, as follows:

If to the Company, to it at:

AGA Medical Holdings, Inc.

5050 Nathan Lane North

Plymouth, MN 55442

Facsimile number: (763) 513-9226

Attention: Chief Executive Officer

General Counsel

with a copy to:

Welsh, Carson, Anderson & Stowe
320 Park Avenue, Suite 2500
New York, NY 10022
Facsimile:  (212) 893-9559
Attention:  Sean M. Traynor

and

Franck L. Gougeon
4729 Annaway Drive
Edina, MN 55436
Facsimile (763) 521-7143

If to any Investor, to it at the address set forth on Schedule I hereto, with an additional copy to:

Ropes & Gray LLP
1211 Avenue of the Americas
New York, New York 10036
Facsimile:  (646) 728-1513
Attention:  Othon A. Prounis, Esq.

and

Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, NY 10017
Facsimile:  (212) 455-2502
Attention:  Kenneth B. Wallach, Esq.

and

Moss & Barnett, a Professional Association
90 South Seventh Street, Suite 4800
Minneapolis, Minnesota 55402
Facsimile: (612) 877-5999
Attention:  Richard J. Kelber, Esq./Arthur W. Dickinson, Esq.

or such other address or addresses as any party hereto shall have designated by notice in writing to the other parties hereto.  Such notices, requests, instructions and other documents shall be deemed given or delivered (i) five business days following sending by registered or certified mail, postage prepaid, (ii) one business day following sending by national overnight courier service, (iii) the day of sending, if sent by facsimile prior to 5:00 p.m. (New York City time) on any business day or the next succeeding business day if sent by facsimile after 5:00 p.m. (New York City time) on any business day or on any day other than a business day or (iv) when delivered, if delivered by hand.

(g)           Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  Any or all such counterparts may be executed by facsimile.

(h)           Changes in Registrable Stock.  If, and as often as, there are any changes in the Registrable Stock by way of stock split, stock dividend, combination or reclassification, or through merger, consolidation, reorganization or recapitalization, or by any other means, appropriate adjustment shall be made in the provisions hereof as may be required so that the rights and privileges granted hereby shall continue with respect to the Registrable Stock as so changed and the Company shall make appropriate provision in connection with any merger, consolidation, reorganization or recapitalization that any successor to the Company (or resulting parent thereof) shall agree, as a condition to the consummation of any such transaction, to expressly assume the Company’s obligations hereunder.

(i)            Governing Law.  This Agreement, the rights of the parties and all actions, claims or suits arising in whole or in part under or in connection herewith, will be governed by and construed in accordance with the domestic substantive laws of the State of New York (regardless of the laws that might otherwise govern under applicable principles or rules of conflicts of law to the extent such principles or rules are not mandatorily applicable by statute and would require the application of the laws of another jurisdiction).

(j)            Jurisdiction; Venue; Service of Process.

(i)            Jurisdiction.  Each party to this Agreement, by its execution hereof, (a) hereby irrevocably submits to the exclusive jurisdiction of the state courts of the State of New York or the United States District Court located in New York County in the State of New York for the purpose of any action, claims or suit between the parties arising in whole or in part under or in connection with this Agreement, (b) hereby waives to the extent not prohibited by applicable law, and agrees not to assert, by way of motion, as a defense or otherwise, in any such action, claim or suit, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that any such action, claim or suit brought in one of the above-named courts should be dismissed on grounds of forum non conveniens, should be transferred or removed to any court other than one of the above-named courts, or should be stayed by reason of the pendency of some other proceeding in any other court other than one of the above-named courts, or that this Agreement or the subject matter hereof may not be enforced in or by such court and (c) hereby agrees not to commence any such action, claim or suit other than before one of the above-named courts.  Notwithstanding the previous sentence a party may commence any action, claim or suit in a court other than the above-named courts solely for the purpose of enforcing an order or judgment issued by one of the above-named courts.

(ii)           Venue.  Each party agrees that for any action, claim or suit between the parties arising in whole or in part under or in connection with this Agreement, such party bring actions, claims and suits only in courts located in New York County in the State of New York.  Each party further waives any claim and will not assert that venue should properly lie in any other location within the selected jurisdiction.

(iii)          Service of Process.  Each party hereby (a) consents to service of process in any action, claim or suit between the parties arising in whole or in part under or in connection with this Agreement in any manner permitted by New York law, (b) agrees that service of process made in accordance with clause (a) or made by registered or certified mail, return receipt requested, at its address specified pursuant to Section 7(f), will constitute good and valid service of process in any such action, claim or suit and (c) waives and agrees not to assert (by way of motion, as a defense, or otherwise) in any such action, claim or suit any claim that service of process made in accordance with clause (a) or (b) does not constitute good and valid service of process.

(k)           Specific Performance.  Each of the parties acknowledges and agrees that the other parties would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached or violated.  Accordingly, each of the parties agrees that, without posting bond or other undertaking, the other parties will be entitled to an injunction or injunctions to prevent breaches or violations of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action, claim or suit instituted in any court of the United States or any state thereof having jurisdiction over the parties and the matter in addition to any other remedy to which it may be entitled, at law or in equity.  Each party further agrees that, in the event of any action for specific performance in respect of such breach or violation, it will not assert that the defense that a remedy at law would be adequate.

(l)            Waiver of Jury Trial.  TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW THAT CANNOT BE WAIVED, THE PARTIES HEREBY WAIVE, AND COVENANT THAT THEY WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY ACTION ARISING IN WHOLE OR IN PART UNDER OR IN CONNECTION WITH THIS AGREEMENT, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE.  THE PARTIES AGREE THAT ANY OF THEM MAY FILE A COPY OF THIS PARAGRAPH WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY AND BARGAINED-FOR AGREEMENT AMONG THE PARTIES IRREVOCABLY TO WAIVE ITS RIGHT TO TRIAL BY JURY IN ANY PROCEEDING WHATSOEVER BETWEEN THEM RELATING TO THIS AGREEMENT WILL INSTEAD BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.

(m)          Interpretation.  As used herein, the words “hereof”, “herein”, “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement, and the word “Section” refers to a Section of this Agreement unless otherwise specified.  Whenever the words “include”, “includes” or “including” are used in this Agreement they shall be deemed to be followed by the words “without limitation”.  The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.

[Signature Page to Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amended and Restated Registration Rights Agreement to be duly executed as of the day and year first above written.

AGA MEDICAL HOLDINGS, INC.

By:	/s/ Brigid A. Makes
Name: Brigid A. Makes
Title: Senior Vice President and Chief Financial Officer

[Signature Page to Amended and Restated Registration Rights Agreement of AGA Medical Holdings, Inc.]

WELSH, CARSON, ANDERSON & STOWE IX, L.P.

By:	WCAS IX Associates LLC,
its general partner

By:	/s/ Jonathan Rather
Name:
Title: Managing Member

WCAS MANAGEMENT CORPORATION

By:	/s/ Jonathan Rather
Name:
Title: Chief Financial Officer

WCAS CAPITAL PARTNERS IV, L.P.

By:	WCAS CP IV Associates LLC,
its general partner

By:	/s/ Jonathan Rather
Name:
Title: Managing Member

[Signature Page to Amended and Restated Registration Rights Agreement of AGA Medical Holdings, Inc.]

Patrick J. Welsh
Russell L. Carson
Bruce K. Anderson
Thomas E. McInerney
Robert A. Minicucci
Jonathan M. Rather IRA Charles Schwab & Co., Inc. Custodian
Sanjay Swani
D. Scott Mackesy
John D. Clark
James R. Matthews
John Almedia, Jr.
Sean M. Traynor
Michael E. Donovan
Eric J. Lee
Brian T. Regan
Lucas Garman
David Mintz

By:	/s/ Jonathan Rather
Jonathan M. Rather
Individually and as Attorney-In-Fact

WCAS PROFIT SHARING PLAN

By:	/s/ Jonathan Rather
Jonathan M. Rather
Authorized Person

[Signature Page to Amended and Restated Registration Rights Agreement of AGA Medical Holdings, Inc.]

/s/ Paul Queally
Paul B. Queally

P. BRIAN QUEALLY JR. EDUCATIONAL TRUST U/ADTD 6/11/98

By:	/s/ Paul Queally
Paul B. Queally
Trustee

ERIN F. QUEALLY EDUCATIONAL TRUST U/ADTD 6/11/98

By:	/s/ Paul Queally
Paul B. Queally
Trustee

SEAN P. QUEALLY EDUCATIONAL TRUST U/ADTD 6/11/98

By:	/s/ Paul Queally
Paul B. Queally
Trustee

[Signature Page to Amended and Restated Registration Rights Agreement of AGA Medical Holdings, Inc.]

/s/ Anthony de Nicola
Anthony J. de Nicola

DE NICOLA HOLDINGS LP

By:	/s/ Anthony de Nicola
Anthony J. de Nicola
General Partner

[Signature Page to Amended and Restated Registration Rights Agreement of AGA Medical Holdings, Inc.]

THE BRUCE K. ANDERSON 2004 IRREVOCABLE TRUST

By:	/s/ Mary R. Anderson
Name: Mary R. Anderson
Title:

BRUCE K. ANDERSON TTEE U/A DTD 11/9/04 BRUCE K. ANDERSON LIVING TRUST

By:	/s/ Bruce K. Anderson
Name: Bruce K. Anderson
Title:

THE PATRICK WELSH 2004 IRREVOCABLE TRUST

By:	/s/ Carol A. Welsh
Name: Carol A. Welsh
Title:

PATRICK WELSH TTEE U/A DTD 5/9/05 PATRICK WELSH REVOCABLE TRUST

By:	/s/ Patrick J. Welsh
Name: Patrick J. Welsh
Title:

[Signature Page to Amended and Restated Registration Rights Agreement of AGA Medical Holdings, Inc.]

/s/ Thomas Scully
Thomas Scully

[Signature Page to Amended and Restated Registration Rights Agreement of AGA Medical Holdings, Inc.]

/s/ Stacey Bellet
Stacey Bellet

/s/ Suzanne Bellet Price
Suzanne Bellet Price

[Signature Page to Amended and Restated Registration Rights Agreement of AGA Medical Holdings, Inc.]

SELECT GLOBAL INVESTORS, L.P.

By:	/s/ Rocco A. Ortenzio
Name: Rocco A. Ortenzio
Title: General Partner

[Signature Page to Amended and Restated Registration Rights Agreement of AGA Medical Holdings, Inc.]

/s/ Lauren Melkus
Lauren Melkus

/s/ Jeffrey Jay
Jeffery Jay

/s/ Joelle Kayden
Joelle Kayden

[Signature Page to Amended and Restated Registration Rights Agreement of AGA Medical Holdings, Inc.]

/s/ Franck L. Gougeon
Franck L. Gougeon

GOUGEON SHARES, LLC

By:	/s/ Franck L. Gougeon
Franck L. Gougeon
Managing Member

THE FRANCK L. GOUGEON REVOCABLE TRUST UNDER AGREEMENT DATED JUNE 28, 2006

By:	/s/ Franck L. Gougeon
Name:
Title:

[Signature Page to Amended and Restated Registration Rights Agreement of AGA Medical Holdings, Inc.]

SCHEDULE I

Schedule of Investors

The WCAS Investors:
Welsh, Carson, Anderson & Stowe IX, L.P.
WCAS Capital Partners IV, L.P.
Patrick Welsh TTEE U/A DTD 5/9/05 Patrick Welsh Revocable Trust
Patrick Welsh 2004 Irrevocable Trust
Russell L. Carson
Bruce K. Anderson TTEE U/A DTD 11/9/04 Bruce K. Anderson Living Trust
Bruce K. Anderson 2004 Irrevocable Trust
Thomas E. McInerney
Robert A. Minicucci
Anthony J. de Nicola
De Nicole Holdings LP
Paul B. Queally
P. Brian Queally Jr. Educational Trust U/ADTD 6/11/98
Erin F. Queally Educational Trust U/ADTD 6/11/98
Sean P. Queally Educational Trust U/ADTD 6/11/98
Jonathan M. Rather IRA Charles Schwab & Co., Inc. Custodian
Sanjay Swani
D. Scott Mackesy
John D. Clark
James R. Matthews
John Almeida, Jr.
Sean M. Traynor
WCAS Profit Sharing Plan
Michal E. Donovan
Eric J. Lee
Brian T. Regan
Lucas Garman
David Mintz
Joelle Kayden
WCAS Profit Sharing Plan
WCAS Management Corporation
Address for Notices:
c/o Welsh Carson Anderson & Stowe
320 Park Avenue, Suite 2500 New York, NY 10022-6815 Attention: Sean Traynor Facsimile: 212-893-9566

Lauren Melkus
Address for Notices:
[Address Omitted]

With a copy to:
Welsh Carson Anderson & Stowe
c/o Welsh Carson Anderson & Stowe
320 Park Avenue, Suite 2500 New York, NY 10022-6815 Attention: Sean Traynor Facsimile: 212-893-9566

Stacey Bellet
Suzanne Bellet Price
Address for Notices:
[Address Omitted]

[Amended and Restated Registration Rights Agreement of AGA Medical Holdings, Inc.]

With a copy to:
Welsh Carson Anderson & Stowe
c/o Welsh Carson Anderson & Stowe
320 Park Avenue, Suite 2500 New York, NY 10022-6815 Attention: Sean Traynor Facsimile: 212-893-9566

Select Global Investors, L.P.
Address for Notices:
[Address Omitted]

With a copy to:
Welsh Carson Anderson & Stowe
c/o Welsh Carson Anderson & Stowe
320 Park Avenue, Suite 2500 New York, NY 10022-6815 Attention: Sean Traynor Facsimile: 212-893-9566

Jeffrey Jay
Address for Notices:
c/o Great Point Partners, LLC
[Address Omitted]

With a copy to:
Welsh Carson Anderson & Stowe
c/o Welsh Carson Anderson & Stowe
320 Park Avenue, Suite 2500 New York, NY 10022-6815 Attention: Sean Traynor Facsimile: 212-893-9566

The Gougeon Investors:
Franck L. Gougeon
Gougeon Shares, LLC
The Franck L. Gougeon Revocable Trust
Address for Notices:
[Address Omitted]

[Amended and Restated Registration Rights Agreement of AGA Medical Holdings, Inc.]